Exhibit 99.1

FOR IMMEDIATE RELEASE:
December 29, 2010

Contacts:

Chris Delamater, Director of Marketing Northeast Bank 207-786-3245 ext. 3548 207-514-5705 (cell) cdelamater@northeastbank.com	Linda Varrell Broadreach Public Relations 207-846-3826 207-650-9180 (cell) lindav@broadreachpr.com

Northeast Bancorp Completes Transaction with FHB Formation LLC

Northeast Bank to remain headquartered in Lewiston, Maine

Lewiston, ME (December 29, 2010) – Northeast Bancorp (NASDAQ: NBN) (“Northeast”) announced today that it has completed the previously announced merger with FHB Formation LLC (“FHB”). As a result of this transaction, Northeast will receive approximately $16 million in new capital.

As part of this transaction, Northeast will continue as the surviving entity, and will retain its headquarters in Lewiston, ME. Northeast’s management and employees will remain. Northeast’s customer accounts and retail locations will not change as a result of the transaction, making this transition seamless for customers across all of Northeast’s business lines, including its investment group, Northeast Financial Services and its wholly-owned subsidiary, Northeast Bank Insurance Group, Inc.

The existing management team of Northeast will continue with the company: Jim Delamater will become President & CEO of the Northeast Community Banking Division, Pender J. Lazenby will remain as the Chief Risk Officer of Northeast, Robert S. Johnson will become Chief Financial Officer of the Northeast Community Banking Division and Marcel C. Blais will become Chief Operating Officer of the Northeast Community Banking Division.

Richard Wayne will become President & Chief Executive Officer of Northeast. Mr. Wayne co-founded Capital Crossing Bank in 1988 and served as President and Co-Chief Executive Officer from 1991 until its sale in 2007. Claire S. Bean will become Chief Financial Officer & Chief Operating Officer of Northeast. She has a 25-year track record in financial services, most recently as EVP and CFO of Benjamin Franklin Bancorp which was sold to Independent Bancorp in 2009. Heather P. Campion will become Chief Administrative Officer of Northeast. She has over 25 years of experience as a leading executive in the public and private sectors, and was the Group EVP and Director of Corporate Affairs at Citizens Financial Group from 1998-2007.

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ABOUT NORTHEAST BANCORP

Northeast Bank, a leader in delivering one-stop shopping for financial services, is headquartered in Lewiston, Maine and is a wholly-owned subsidiary of Northeast Bancorp (NASDAQ: NBN). Northeast has approximately $629 million in assets as of September 30, 2010 and derives its income from a combination of traditional banking services and non-traditional financial products and services including insurance and investments, operating 10 traditional bank branches, 11 insurance offices and three investment centers that serve western, central, mid-coastal and southern Maine, as well as seacoast New Hampshire. Information regarding Northeast Bank Insurance Group, Inc. and Northeast Bank can be found on its website at www.northeastbank.com or by contacting 800-284-5989.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements concerning the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. We urge you to carefully consider the risks which are described in Northeast’s Annual Report on Form 10-K for the year ended June 30, 2010 and in Northeast’s other SEC filings. Northeast is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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